Unanimous Consent to Action in Lieu of A Special Meeting

of the Board of Directors of PORTUS CORPORATION

Pursuant to the Authority granted to directors to take action by unanimous consent without a meeting pursuant to the Articles of Incorporation of Portus Corporation, the Board of Directors (“Directors”) of Portus Corporation, a Nevada corporation (the “Company”), do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signature hereunder:

WHEREAS, The Board has deemed it advisable to appoint Mr. Kevin Bobryk as Special Advisor to the Board of Directors and the VP of Corporate Communications;

NOW, THEREFORE, be it:

RESOLVED, the Board of Directors hereby appoints Mr. Kevin Bobryk as Special Advisor to the Board of Directors and the VP of Corporate Communications.

EXECUTED, as of the 18th day of December, 2016 by a unanimous consent of the Board of Director of PORTUS CORPORATION

Signed: _/s/ G. Dale Murray II__

               G. Dale Murray II

 CEO and Chairman of the Board